UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2014

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 22, 2014, Texas Roadhouse, Inc. (the “Company”) held its Annual Meeting of Shareholders. The matters voted on by stockholders and the voting results are as follows:

A. Election of directors. All nominees for the Company’s Board of Directors were elected.

Name	For	Withheld	Abstain	Broker Non-Votes
James R. Ramsey	32,999,474	28,381,346	—	5,567,441
James R. Zarley	32,868,475	28,512,345	—	5,567,441

B. Ratification of the audit committee’s selection of KPMG LLP as the Company’s independent auditors for the fiscal year 2014. The selection of KPMG LLP was ratified.

For	Against	Abstain	Broker Non-Votes
66,017,009	920,170	11,082	—

C. Advisory Vote on Executive Compensation. The compensation of the named executive officer was approved, on an advisory basis.

For	Against	Abstain	Broker Non-Votes
56,213,675	5,137,277	29,868	5,567,441

D. Advisory Vote on Declassification of the Board of Directors. The proposal was approved, on an advisory basis.

For	Against	Abstain	Broker Non-Votes
49,840,249	11,495,636	43,935	5,568,441

ITEM 8.01.  OTHER EVENTS

On May 23, 2014, the Company announced its second quarter 2014 cash dividend. The public announcement was made by means of a news release, the text of which is set forth at Exhibit 99.1 hereto.

On May 23, 2014, the Company also announced that its Board of Directors approved a stock repurchase program under which it authorized the Company to repurchase up to $100 million of its common stock. The Board of Directors cancelled the previous stock repurchase program, which had no expiration date.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 EXHIBITS

99.1                         Press Release dated May 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: May 27, 2014	By:	/s/ G. Price Cooper, IV
G. Price Cooper, IV
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.

99.1	Press Release issued by the Company on May 23, 2014